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                                                                     EXHIBIT 1.3

                                  $225,000,000

                       PIEDMONT NATURAL GAS COMPANY, INC.

                           MEDIUM-TERM NOTES, SERIES E

                                AGENCY AGREEMENT

                                                   ____________________, [_____]

Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
SunTrust Capital Markets, Inc.
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.
Davenport & Company LLC
Edward D. Jones & Co., L.P.
Janney Montgomery Scott LLC

c/o Merrill Lynch, Pierce, Fenner & Smith
    Incorporated
4 World Financial Center
New York, NY 10080

Dear Sirs:

                  1. INTRODUCTION. Piedmont Natural Gas Company, Inc., a North Carolina corporation (the "Issuer"), confirms its agreement with each of you (individually, an "Agent" and collectively, the "Agents") with respect to the issue and sale from time to time by the Issuer of up to $225,000,000 aggregate principal amount of its Medium-Term Notes, Series E, Due Not Less Than Nine Months from Date of Issue registered under the registration statements referred to in Section 2(a) (any such Medium-Term Notes, being hereinafter referred to as the "Securities", which expression shall, if the context so admits, include any permanent global Security). Securities may be sold pursuant to Section 3 of this Agreement or as contemplated by Section 11 of this Agreement in an aggregate amount not to exceed the amount of Registered Securities (as defined in Section 2(a) hereof) registered pursuant to such registration statements reduced by the aggregate amount of any other Registered Securities sold otherwise than pursuant to Sections 3 and 11 of this Agreement. The Securities will be issued under the Indenture, dated as of April 1, 1993, between Piedmont Natural Gas Company, Inc., a New York corporation (the "Predecessor Company"), and Citibank, N.A., as trustee (the "Trustee"), as amended by the First Supplemental Indenture, dated as of February 25, 1994, among the Issuer, the Predecessor Company and the Trustee, and the Second Supplemental Indenture, dated as of June 15, 2003, between the Issuer and the Trustee (collectively, the "Indenture").

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                  The Securities shall have the terms described in the
Prospectus referred to in Section 2(a) as it may be amended or supplemented from time to time, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Securities (a "Pricing Supplement"). Securities will be issued, and the terms thereof established, from time to time by the Issuer in accordance with the Indenture and the Procedures (as defined in Section 3(d) hereof).

                  2. REPRESENTATIONS AND WARRANTIES OF THE ISSUER. The Issuer represents and warrants to, and agrees with, each Agent as follows:

                  (a) The Issuer meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission (the "Commission") and has filed with the Commission two registration statements on such form (No. 333-10628 and 333-62222), including a prospectus, relating to equity and debt securities of the Issuer, including the Securities (such equity and debt securities, the "Registered Securities"), which have become effective under the Act. Such registration statements, as amended as of the Closing Date (as defined in Section 3(e) hereof), are hereinafter referred to as the "Registration Statements", and the prospectus and the preliminary prospectus supplement relating to the Securities included in such Registration Statements, as supplemented as of the Closing Date, including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus." Any reference in this Agreement to amending or supplementing the Prospectus shall be deemed to include the filing of materials incorporated by reference in the Prospectus after the Closing Date, and any reference in this Agreement to any amendment or supplement to the Prospectus shall be deemed to include any such materials incorporated by reference in the Prospectus after the Closing Date. The Registration Statements, as such Registration Statements may be amended or supplemented, meet the requirements set forth in Rule 415(a)(1)(x) and (a)(2) under the Act and complies in all material respects with said Rule.

                  (b) On the effective date of each part of the registration statements relating to the Registered Securities and each post-effective amendment thereto and the date hereof, such registration statement conformed in all respects to the requirements of the Act, the Rules and Regulations, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the rules and regulations under the Trust Indenture Act (the "Trust Indenture Act Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the Closing Date, the Registration Statements and the Prospectus, and at each of the times of acceptance and of delivery referred to in Section 6(a) hereof and at each of the times of amendment or supplementing referred to in Section 6(b) hereof (the Closing Date and each such time being herein sometimes referred to as a "Representation Date"), the Registration Statements and the Prospectus as then amended or supplemented will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and none of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they

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         were made, not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Issuer by any Agent specifically for use therein. The Indenture, including any amendment and supplements thereto, pursuant to which the Securities will be issued, will conform with the requirements of the Trust Indenture Act and the Trust Indenture Act Rules and Regulations.

                  (c) The documents incorporated or deemed to be incorporated by reference in the Registration Statements and the Prospectus when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Act and the Rules and Regulations the Securities Exchange Act of 1934 (the "1934 Act"), as amended, and the rules and regulations of the Commission thereunder (the "1934 Act Regulations").

                  (d) The financial statements of the Issuer and its consolidated subsidiaries included or incorporated in the Registration Statements and Prospectus fairly present the financial condition of the Issuer and its consolidated subsidiaries as of the dates indicated and the results of operations and cash flows for the periods therein specified in conformity with accounting principles generally accepted in the United States consistently applied throughout the periods involved (except as otherwise stated therein). The pro forma financial statements and the related notes thereto included or incorporated in the Registration Statements and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (e) The Issuer and each of its significant subsidiaries within the meaning of Regulation S-X (individually a "Subsidiary" and collectively the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business; and all of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Issuer either directly or through wholly owned subsidiaries free and clear of any perfected security interest and any other security interest, claims, liens or encumbrances.

                  (f) The Indenture and the Securities have been duly authorized, the Indenture has been duly qualified under the Trust Indenture Act and executed and delivered and constitutes, and the Securities, when duly executed, authenticated, issued and delivered as contemplated herein and in the Indenture, will constitute, valid and legally binding obligations of the Issuer enforceable in accordance with its terms, subject, as to

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         enforcement, to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization, arrangement or other similar laws now or hereafter in effect affecting the rights of creditors generally and general principles of equity and rules of law governing and limiting the availability of specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (g) There is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries of a character required to be disclosed in the Registration Statements which is not disclosed in the Prospectus, there is no statute required to be described in the Prospectus that is not described as required, and there is no franchise, contract or other document of a character required to be described in the Registration Statements or the Prospectus, or to be filed as an exhibit, which is not described or filed as required, and the descriptions in the Registration Statements and Prospectus of statutes, legal and governmental proceedings, contracts and other documents are accurate and fairly present the information required to be shown.

                  (h) The Issuer's authorized equity capitalization is as set forth in the Prospectus (if contained therein).

                  (i) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities by the Issuer, except such as have been obtained and made under the Act and the Trust Indenture Act and as may be required under state securities laws and such other approvals as have been obtained.

                  (j) The execution, delivery and performance of the Indenture or this Agreement, the issue and sale of the Securities, the consummation of the other transactions herein contemplated or the fulfillment of the terms hereof will not conflict with, result in a breach of, or constitute a default under the Articles of Incorporation or By-laws of the Issuer or the terms of any indenture or other agreement or instrument to which the Issuer or any of its subsidiaries is a party or bound, or any statute, rule, order or regulation applicable to the Issuer or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Issuer or any of its subsidiaries; and the Issuer has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement.

                  (k) This Agreement has been duly authorized, executed and delivered by the Issuer.

                  (l) The Issuer and its subsidiaries have all necessary franchises or permits for natural gas operations in all communities now served, except as set forth in the Registration Statements and except where the failure to be so authorized by franchise or permit does not materially affect the right of the Issuer or such subsidiary to the use of its properties or the conduct of its business; and the franchises of the Issuer and its

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         subsidiaries referred to in the Registration Statements are good and valid except for and subject only to such defects as may be set forth or referred to in the Registration Statements, and such others as do not materially affect the right of the Issuer or such subsidiary to the use of its properties or the conduct of its business, and said franchises impose no materially burdensome restrictions.

                  (m) Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a material adverse effect on the condition of the Issuer or in its financial position or results of operations:

                           (i) the business, assets and properties of the Issuer are and have been operated and maintained in compliance with all applicable federal, state, city, county and local environmental protection laws and regulations (collectively, the "Environmental Laws");

                           (ii) no event has occurred which, with or without the passage of time or the giving of notice, or both, would constitute non-compliance by the Issuer with, or a violation by the Issuer of, the Environmental Laws; and

                           (iii) the Issuer has not caused or permitted to exist, as a result of an intentional or unintentional act or omission, a disposal, discharge or release of solid wastes, pollutants or hazardous substances, on or from any site which currently is or formerly was owned, leased, occupied or used by it in violation of the Environmental Laws.

                  (n) Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a material adverse effect on the condition of the Issuer or in its financial position or results of operations, (a) no labor dispute with the employees of the Issuer or any subsidiary exists or, to the knowledge of the Issuer, is imminent, and (b) the Issuer is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors.

                  (o) The Issuer is a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended (the "Holding Company Act") that is exempt from all provisions of the Holding Company Act, except Section 9(a)(2) thereof, by order of the Commission pursuant to Section 3(a)(5) thereof. Neither the execution, delivery and performance by the Issuer of this Agreement or the issuance of the Securities violates any provision of the Holding Company Act or any rules or regulations thereunder.

                  3. APPOINTMENT AS AGENTS; AGREEMENT OF AGENTS; SOLICITATIONS AS AGENTS.

                  (a) Subject to the terms and conditions stated herein, the Issuer hereby appoints each of the Agents as an agent of the Issuer (such appointment to be effective with respect to each Agent as set forth in Section 16 hereof) for the purpose of soliciting or receiving offers to purchase the Securities from the Issuer by others. So long as this Agreement shall remain in effect with respect to any Agent, the Issuer shall not, without

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         the consent of any such Agent, solicit or accept offers to purchase
         Securities otherwise than through one of the Agents (except as contemplated by Section 11 hereof); provided, however, that, subject to all of the terms and conditions of this Agreement and any agreement contemplated by Section 11 hereof, the foregoing shall not be construed to prevent the Issuer from selling at any time any Registered Securities in a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of such Registered Securities, and, in the case of such sales, no commission will be payable to the Agents with respect to such sales.

                  (b) On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, each Agent agrees, as agent of the Issuer, to use its reasonable best efforts when requested by the Issuer to solicit offers to purchase the Securities upon the terms and conditions set forth in the Prospectus, as from time to time amended or supplemented.

                  Upon receipt of notice from the Issuer as contemplated by
Section 4(b) hereof, each Agent shall suspend its solicitation of offers to purchase Securities until such time as the Issuer shall have furnished it with an amendment or supplement to the Registration Statements or the Prospectus, as the case may be, contemplated by Section 4(b) and shall have advised such Agent that such solicitation may be resumed.

                  The Issuer reserves the right, in its sole discretion, to instruct the Agents to suspend solicitation of offers to purchase the Securities commencing at any time for any period of time or permanently. As soon as reasonably practicable, but in any event not later than one Business Day after receipt of notice from the Issuer, the Agents will forthwith suspend solicitation of offers to purchase Securities from the Issuer until such time as the Issuer has advised the Agents that such solicitation may be resumed. For the purpose of the foregoing sentence, "Business Day" shall mean any day that is not a Saturday or Sunday, and that in The City of New York is not a day on which banking institutions generally are authorized or obligated by law or executive order to close.

                  The Agents are authorized to solicit offers to purchase Securities as described in the Prospectus, as amended or supplemented and only in a minimum aggregate amount of $100,000. Each Agent shall communicate to the Issuer, orally or in writing, each reasonable offer to purchase Securities received by it as agent. The Issuer shall have the sole right to accept offers to purchase the Securities and may reject any such offer, in whole or in part. Each Agent shall have the right, in its discretion reasonably exercised, without notice to the Issuer, to reject any offer to purchase Securities received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

                  No Security which the Issuer has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Issuer, until such Security shall have been delivered to the purchaser thereof against payment by such purchaser.

                  (c) At the time of delivery of, and payment for, any Securities sold by the Issuer as a result of a solicitation made by, or offer to purchase received by, an Agent, the

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         Issuer agrees to pay such Agent a commission in accordance with the schedule set forth in Exhibit A hereto.

                  (d) Administrative procedures respecting the sale of Securities (the "Procedures") shall be agreed upon from time to time by the Agents and the Issuer. The initial Procedures, which are set forth in Exhibit B hereto, shall remain in effect until changed by agreement among the Issuer and the Agents promptly confirmed in writing. Each Agent and the Issuer agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures. The Issuer will furnish to the Trustee a copy of the Procedures as from time to time in effect, and will furnish the Trustee a copy of the Procedures promptly after any change therein.

                  (e) The documents required to be delivered by Section 5 hereof shall be delivered at the office of Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York 10103, not later than 10:00 A.M., New York City time, on the date of this Agreement or at such later time as may be mutually agreed by the Issuer and the Agents, which in no event shall be later than the earlier of (i) the time at which the Agents commence solicitation of purchases of Securities hereunder or (ii) the time any Securities are purchased to
         Section 11 hereof, such time and date being herein called the "Closing Date."

                  (f) Each Agent agrees to keep and maintain confidential any information provided by the Issuer pursuant to the second sentence of Section 4(c) or Section 4(g) and known by such Agent to be non-public, until such information is announced or otherwise disclosed to the general public.

                  4. CERTAIN AGREEMENTS OF THE ISSUER. The Issuer agrees with the Agents that it will furnish to Orrick, Herrington & Sutcliffe LLP, counsel for the Agents, one (1) signed copy and three conformed copies of the registration statements relating to the Registered Securities, including all exhibits, in the form that they became effective and of all amendments thereto and that, in connection with each offering of Securities,

                  (a) The Issuer will advise each Agent promptly of any proposal to amend or supplement the Registration Statements or the Prospectus and will afford the Agents a reasonable opportunity to comment on any such proposed amendment or supplement (other than any Pricing Supplement that relates to Securities not purchased through or by such Agent); and the Issuer will also advise each Agent of the filing and effectiveness of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statements or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                  (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act and no suspension of solicitation of offers to purchase Securities pursuant to Section 3(b) or this Section 4(b) shall be in effect (any such time and any time when either any Agent shall own any Securities with the intention of reselling them or the Issuer has accepted an offer to purchase Securities but the related settlement has

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         not occurred being referred to herein as a "Marketing Time"), any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, or if it is necessary at any such time to amend the Prospectus to comply with the Act, the Issuer will promptly notify each Agent to suspend solicitation of offers to purchase the Securities; and if the Issuer shall decide to amend or supplement the Registration Statements or the Prospectus, it will promptly advise each Agent by telephone (with confirmation in writing) and, subject to the provisions of subsection (a) of this Section, will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and will supply any such amended or supplemented Prospectus to such Agent in such quantities as such Agent may reasonably request. Notwithstanding the foregoing, if, at the time any such event occurs or it becomes necessary to amend the Prospectus to comply with the Act, any Agent shall own any of the Securities with the intention of reselling them, or the Issuer has accepted an offer to purchase Securities but the related settlement has not occurred, the Issuer, subject to the provisions of subsection (a) of this Section, will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and will supply any such amended or supplemented Prospectus to such Agent in such quantities as such Agent may reasonably request. Neither the Agents' consent to, nor their delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

                  (c) The Issuer will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act. In addition, on or prior to the date on which the Issuer makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which the Issuer proposes to describe, in a document filed pursuant to the 1934 Act, the Issuer will furnish the information contained or to be contained in such announcement to each Agent, confirmed in writing and, subject to the provisions of subsections (a) and (b) of this Section, will cause the Prospectus to be amended or supplemented to reflect the information contained in such announcement. The Issuer also will furnish each Agent with copies of all other press releases or announcements to the general public. The Issuer will immediately notify each Agent of any downgrading in the rating of the Securities or any other debt securities of the Issuer or any proposal to downgrade the rating of the Securities or any other debt securities of the Issuer by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating), as soon as the Issuer learns of such downgrading, proposal to downgrade or public announcement.

                  (d) As soon as practicable, after the date of each acceptance by the Issuer of an offer to purchase Securities hereunder, but in any event not later than the Applicable Availability Date (as defined below), the Issuer will make generally available to its

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         security-holders an earnings statement covering a period of at least 12 months beginning after the Applicable Effective Date (as defined below) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder. For the purpose of the preceding sentence only, "Applicable Effective Date" means the latest of (i) the effective date of the registration statements relating to the Registered Securities,
         (ii) the effective date of the most recent post-effective amendment to such registration statements to become effective prior to the date of such acceptance, and (iii) the date of filing of the Issuer's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such acceptance, and "Applicable Availability Date" means
         (A) the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the Applicable Effective Date or (B) if such fourth fiscal quarter is the last quarter of the Issuer's fiscal year, the 90th day after the end of such fourth fiscal quarter.

                  (e) The Issuer will furnish to each Agent copies of the Registration Statements, including all exhibits, the Prospectus and all amendments and supplements to such documents (including any Pricing Supplement), in each case as soon as available and in such quantities as are reasonably requested.

                  (f) The Issuer will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Agents designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that in connection therewith the Issuer shall not be required to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified other than the State of New York or to file a general consent to service of process in any jurisdiction.

                  (g) So long as any Securities are outstanding, the Issuer will furnish to the Agents, (i) as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year, (ii) as soon as available, a copy of each report or definitive proxy statement of the Issuer filed with the Commission under the 1934 Act or mailed to stockholders, and (iii) from time to time, such other information concerning the Issuer as the Agents may reasonably request; provided, however, that the Issuer need furnish exhibits to the reports specified in clause (ii) only to the extent requested by the Agents.

                  (h) The Issuer will pay all expenses incident to the performance of its obligations under this Agreement or any agreement contemplated by Section 11 hereof and will reimburse each Agent for any expenses (including reasonable fees and disbursements of counsel) incurred by it in connection with qualification of the Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as such Agent may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Securities, for any filing fee of the National Association of Securities Dealers, Inc. relating to the Securities, for expenses incurred by each Agent in distributing the Prospectus and all supplements thereto (including any Pricing Supplement), for costs incurred by each Agent in advertising any offering of Securities and for each Agent's reasonable expenses (including the reasonable fees and disbursements of counsel to the

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         Agents) incurred in connection with the establishment or maintenance of the program contemplated by this Agreement or otherwise in connection with the activities of the Agents under this Agreement.

                  5. CONDITIONS OF OBLIGATIONS. The obligation of each Agent, as agent of the Issuer, under this Agreement at any time to solicit offers to purchase the Securities is subject to the accuracy, on the date hereof, on each Representation Date and on the date of each such solicitation, of the representations and warranties of the Issuer herein, to the accuracy, on each such date, of the statements of the Issuer's officers made pursuant to the provisions hereof, to the performance, on or prior to each such date, by the Issuer of its obligations hereunder, and to each of the following additional conditions precedent:

                  (a) The Prospectus, as amended or supplemented as of the date hereof, as of any Representation Date or date of such solicitation, as the case may be, shall have been filed with the Commission in accordance with the Rules and Regulations and no stop order suspending the effectiveness of the Registration Statements or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Issuer or any Agent, shall be contemplated by the Commission and any request of the Commission for additional information (to be included in the Registration Statements or the Prospectus) shall have been complied with to the Agent's satisfaction.

                  (b) Neither the Registration Statements nor the Prospectus, as amended or supplemented as of the date hereof or as of any Representation Date or date of such solicitation, as the case may be, shall contain any untrue statement of fact which, in the opinion of any Agent, is material or omit to state a fact which, in the opinion of any Agent, is material and is required to be stated therein or is necessary to make the statements therein not misleading, other than any statement contained in, or other matter omitted from, the Registration Statements or Prospectus in reliance upon, and in conformity with, information furnished in writing by the Agents to the Issuer expressly for use in the Registration Statements or Prospectus.

                  (c) There shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Issuer and its subsidiaries on a consolidated basis which, in the judgment of such Agent, makes it impracticable or inadvisable to proceed with the soliciting of offers to purchase the Securities as contemplated by the Registration Statements or the Prospectus, (ii) any downgrading in the rating of the Securities or any other debt securities of the Issuer by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuer (other than any announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating), (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Issuer on any exchange or in the over-the-counter market if, in the judgment of such Agent, any such event or any condition giving rise thereto or existing concurrently therewith makes it impracticable or inadvisable to proceed with the solicitation of offers to purchase, or sales of, Securities on the terms and in the manner contemplated by the applicable Pricing Supplement and the Prospectus, (iv) any banking moratorium declared by Federal or New York authorities, (v) the occurrence of any material disruption in the settlement or clearing services shall have occurred, or (vi) any outbreak or escalation of hostilities, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of such Agent, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with solicitations of offers to purchase, or sales of, Securities on the terms and in the manner contemplated by the applicable Pricing Supplement and the Prospectus.

                  (d) At the Closing Date, the Agents shall have received an opinion, dated the Closing Date, of Nelson, Mullins, Riley & Scarborough, L.L.P., counsel for the Issuer, to the effect that:

                           (i) The Issuer and each of its Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification and wherein it owns or leases material properties or conducts material business; and all of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Issuer either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the best knowledge of such counsel, any other security interest, claim, lien or encumbrance;

                           (ii) The Indenture has been duly authorized, executed and delivered by the Issuer, has been duly qualified under the Trust Indenture Act and constitutes a valid and legally binding obligation of the Issuer enforceable in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization, arrangement or other similar laws now or hereafter in effect affecting the rights of creditors generally and general principles of equity and rules of law governing and limiting the availability of specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                           (iii) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which such counsel expresses no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

                           (iv) Any series of Securities established on or prior to the date of such opinion has been duly authorized and established in conformity with the Indenture, the Master Note has been duly executed by the Company and, when the terms of a particular Security and of its issuance and sale have been duly authorized and established by all necessary corporate action in conformity with the Indenture and this Agreement, and communicated to the Trustee as provided in the Officer's Certificate delivered pursuant to Section 2.01 and 2.04 of the Indenture, and such Security delivered against payment as contemplated by this Agreement, such Security will have been duly issued and will constitute a valid and legally binding obligation of the Issuer enforceable in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization, arrangement or other similar laws now or hereafter in effect affecting the rights of creditors generally and general principles of equity and rules of law governing and limiting the availability of specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law), and the Securities, when so issued and delivered and sold, will conform, in all material respects, to the description thereof contained in the Prospectus, it being understood that such counsel may assume that at the time of the issuance, sale and delivery of each Security (a) the authorization of such series will not have been modified or rescinded and there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Security, and (b) that neither of the issuance, sale and delivery of any Security, nor any of the terms of such Security, nor compliance by the Issuer with such terms, will violate any then applicable law, any agreement or instrument then binding upon the Issuer or any restriction then imposed by any court or governmental body having jurisdiction over the Issuer;

                           (v) To the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries of a character required to be disclosed in the Registration Statements by Item 103 of Regulation S-K which is not disclosed in the Prospectus, there is no statute required to be described in the Prospectus that is not described as required, and there is no franchise, contract or other document of a character required to be described in the Registration Statements or Prospectus, or to be filed as an exhibit, which is not described or filed as required; and the descriptions in the Registration Statements and Prospectus of statutes, legal and governmental proceedings, and other matters of law (other than (i) descriptions under the caption "Material United States Federal Income Tax Consequences" in the Prospectus and (ii) the matters covered by the opinion required by Section 5(d)(xi) herein), the Issuer's certificate of incorporation and bylaws, contracts and other documents are correct in all material respects and fairly present the information required to be shown;

                           (vi) The Registration Statements have become effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Act specified in such opinion on the date specified therein, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statements or of any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the registration statements relating to the Registered Securities and each post-effective amendment thereto, as of their effective date, the Registration Statements and the Prospectus, as of the Closing Date, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; such counsel has no reason to believe that the registration statements relating to the Registered Securities and each post-effective amendment thereto, as of their effective date, the Registration Statements or the Prospectus, or any amendment or supplement, as of their respective effective or issue dates and at the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statements or the Prospectus and that such counsel may rely solely on certificates of officers of the Issuer with respect to statistical data contained in the Registration Statements or the Prospectus;

                           (vii)    The Issuer's authorized equity
                  capitalization is as set forth in the Prospectus (if contained therein);

                           (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities by the Issuer, except such as have been obtained and made under the Act and the Trust Indenture Act and as may be required under state securities laws and such other approvals (specified in such opinion) as have been obtained (it being understood that such counsel may assume with respect to each particular Security that the inclusion of any alternative or additional terms in such Security that are not currently specified in the Prospectus or the forms of Securities examined by such counsel would not require the Issuer to obtain any regulatory consent, authorization or approval or make any regulatory filing in order for the Issuer to issue, sell and deliver such Security);

                           (ix) The execution, delivery and performance of the Indenture or this Agreement, the issue and sale of the Securities, the consummation of the other transactions herein contemplated or the fulfillment of the terms hereof will not conflict with, result in a breach of, or constitute a default under the Articles of Incorporation or By-laws of the Issuer or the terms of any indenture or other agreement or instrument known to such counsel and to which the Issuer or any of its subsidiaries is a party or bound, or any statute, rule, order or regulation known to such counsel to be applicable to the Issuer or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Issuer or any of its subsidiaries; and the Issuer has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement (it being understood that such counsel may assume with respect to each particular Security that the inclusion of any alternative or additional terms in such Security that are not currently specified in the Prospectus or the forms of Securities examined by such counsel will not cause the issuance, sale or delivery of such Security, the terms of such Security, or the compliance by the Issuer with such terms, to violate any of the court orders or laws specified in this paragraph or to result in a default under or a breach of any of the agreements specified in this paragraph);

                           (x) This Agreement has been duly authorized, executed and delivered by the Issuer;

                           (xi) The Issuer and its subsidiaries have all necessary franchises or permits for natural gas operations in all communities now served, except as set forth in the Registration Statements and except where the failure to be so authorized by franchise or permit does not, in the opinion of such counsel, materially affect the right of the Issuer or such subsidiary to the use of its properties or the conduct of its business; and the franchises of the Issuer and its subsidiaries referred to in the Registration Statements are good and valid except for and subject only to such defects as may be set forth or referred to in the Registration Statements, and such others as do not, in the opinion of such counsel, materially affect the right of the Issuer or such subsidiary to the use of its properties or the conduct of its business, and said franchises impose no materially burdensome restrictions; and

                           (xii) The Issuer is a "holding company" within the meaning of the Holding Company Act that is exempt from all provisions of the Holding Company Act, except Section 9(a)(2) thereof, by order of the Commission pursuant to Section 3(a)(5) thereof. Neither the execution, delivery and performance of this Agreement nor the issuance of the Securities violates any provision of the Holding Company Act or any rules or regulations thereunder.

                           In rendering such opinion, such counsel may (A) state, except as to certain matters involving the absence of the need to obtain the approvals of the South Carolina Public Service Commission and the Tennessee Regulatory Authority for the transactions contemplated herein, its opinion is limited to the federal laws of the United States and the laws of the State of North Carolina and (B) rely, as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Issuer and public officials. In addition, the opinion to be delivered pursuant to Sections 5(d)(iii) and 5(d)(xi) may be given by Martin Ruegsegger, Vice President, Corporate Counsel and Secretary of the Issuer, in lieu of Nelson, Mullins, Riley & Scarborough, L.L.P.

                  (e) On the date hereof and at the Closing Date, the Agents shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Issuer in which such officers, shall state that, to the best of their knowledge after reasonable investigation,
         (i) the representations and warranties of the Issuer in this Agreement are true and correct, (ii) the Issuer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statements or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and (iv) subsequent to the date of the most recent financial statements included or incorporated by reference in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Issuer and its subsidiaries, except as set forth in or contemplated by the Prospectus.

                  (f) At the Closing Date, the Agents shall have received a letter, dated the Closing Date, of Deloitte & Touche LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:

                           (i) In their opinion, the financial statements and schedules examined by them and included in the Registration Statements and Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                           (ii) On the basis of a reading of the latest available interim financial statements of the Issuer; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and the audit committee of the Company and Subsidiaries; and inquiries of officials of the Issuer who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                    (A) the unaudited consolidated financial
                           statements, if any, included in the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act or the 1934 Act and the related published Rules and Regulations or any material modification should be made to such unaudited consolidated financial statements for them to be in conformity with accounting principles generally accepted in the United States;

                                    (B) the unaudited capsule information, if
                           any, included in the Prospectus does not agree with the amounts set forth in the unaudited consolidated financial statements from which such capsule information was derived or was not determined on a basis substantially consistent with that of the audited financial statements included in the Prospectus;

                                    (C) the unaudited pro forma consolidated
                           condensed financial statements, if any, included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act or the 1934 Act and the published rules and regulations of the Commission thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements,

                                    (D) at the date of the latest available
                           balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the Closing Date, there was any change in the capital stock (except for the issuance of common stock under the Company's Employee Stock Purchase Plan, Executive Long-Term Incentive Plan and Dividend Reinvestment and Stock Purchase Plan) or any increase in short-term indebtedness or long-term debt of the Issuer and consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any increase in consolidated net current liabilities or any decrease in consolidated net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                                    (E) for the period from the date of the
                           latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated operating revenues, utility operating income, or net income, or in the ratio of earnings to fixed charges;

                  except in all cases set forth in clauses (D) and (E) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                           (iii) They have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Issuer and its subsidiaries subject to the internal controls of the Issuer's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

                  All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

                  (g) The Agents shall have received from Orrick, Herrington & Sutcliffe LLP, counsel for the Agents, such opinion or opinions, dated the Closing Date, with respect to the validity of the Securities, the Registration Statements, the Prospectus, the conclusions of law set forth under the caption "Material United States Federal Income Tax Consequences" in the Prospectus and other related matters as they may require, and the Issuer shall have furnished to such counsel such documents as they request for the purpose of enabling their, to pass upon such matters. In rendering such opinion, Orrick, Herrington & Sutcliffe LLP may rely as to all matters governed by North Carolina law and to the matters relating to state regulatory consents and approvals upon the opinion of Nelson, Mullins, Riley & Scarborough, L.L.P., counsel for the Issuer.

                  (h) Subsequent to the execution of this Agreement (1) the Issuer shall not have received notice that either Moody's Investors Service Inc. ("Moody's") or Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. ("S&P") intends to reduce, or is considering a reduction in, the ratings of any of the Issuer's debt securities unless Moody's or S&P's intention to so reduce or consideration of such a reduction is then publicly known and (2) the Issuer's debt securities shall be rated as investment grade debt by Moody's and S&P.

                  (i) On the date hereof and at the Closing Date, the Agents shall have received a letter, dated the Closing Date, of Deloitte & Touche LLP, regarding the financial statements and other financial information of North Carolina Natural Gas Corporation included or incorporated by reference in the Prospectus. Such letter shall be in substantially the form of the letter from Deloitte & Touche LLP regarding the Issuer's financial statements pursuant to Section 5(f) or in such other form reasonably acceptable to the Agents.

                  The Issuer will furnish the Agents with such conformed copies of such opinions, certificates, letters and documents as they may reasonably request.

                  6. ADDITIONAL COVENANTS OF THE ISSUER. The Issuer agrees that:

                  (a) Each acceptance by the Issuer of an offer for the purchase of Securities shall be deemed to be an affirmation that its representations and warranties contained in this Agreement are true and correct at the time of such acceptance and a covenant that such representations and warranties will be true and correct at the time of delivery to the purchaser of the Securities as though made at and as of each such time, it being understood that such representations and warranties shall relate to the Registration Statements and the Prospectus as amended or supplemented at each such time. Each such acceptance by the Issuer of an offer for the purchase of Securities shall be deemed to constitute an additional representation, warranty and agreement by the Issuer that, as of the settlement date for the sale of such Securities, after giving effect to the issuance of such Securities, of any other Securities to be issued on or prior to such settlement date and of any other Registered Securities to be issued and sold by the Issuer on or prior to such settlement date, the aggregate amount of Registered Securities (including any Securities) which have been issued and sold by the Issuer will not exceed the amount of Registered Securities registered pursuant to the Registration Statements.

                  (b) Each time that the Registration Statements or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement), the Issuer shall, (A) concurrently with such amendment or supplement, if such amendment or supplement shall occur during a Marketing Time, or (B) at or immediately prior to commencement of the next Marketing Time if such amendment or supplement shall not occur during a Marketing Time, furnish the Agents with a certificate, dated the date of delivery thereof, of the President or any Vice President and a principal financial or accounting officer of the Issuer, in form satisfactory to the Agents, to the effect that the statements contained in the certificate covering the matters set forth in Section 5(e) hereof which was last furnished to the Agents are true and correct at the time of such amendment or supplement, as though made at and as of such time or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(e); provided, however, that any certificate furnished under this Section 6(b) shall relate to the Registration Statements and the Prospectus as amended or supplemented at the time of delivery of such certificate and, in the case of the matters set forth in clause (ii) of Section 5(e), to the time of delivery of such certificate.

                  (c) At each Representation Date referred to in Section 6(b), the Issuer shall (A) concurrently if such Representation Date shall occur during a Marketing Time, or (B) at or immediately prior to commencement of the next Marketing Time if such Representation Date shall not occur during a Marketing Time, furnish the Agents with a written opinion or opinions, dated the date of such Representation Date, of counsel for the Issuer, in form satisfactory to the Agents, to the effect set forth in Section 5(d) hereof; provided, however, that to the extent appropriate such opinion or opinions may reconfirm matters set forth in a prior opinion delivered under Section 5(d) or this
         Section 6(c); provided further, however, that any opinion or opinions furnished under this Section 6(c) shall relate to the Registration Statements and the Prospectus as amended or supplemented at the time of delivery of such opinion or opinions and shall state that the Securities sold in the relevant Applicable Period have been duly executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject, as to enforcement, to applicable bankruptcy, insolvency, moratorium, reorganization, arrangement or other similar laws now or hereafter in effect affecting the rights of creditors generally and general principles of equity and rules of law governing and limiting the availability of specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law), and conform to the description thereof contained in the Prospectus as amended or supplemented at the relevant settlement date or dates for the sale of such Securities. For the purpose of this Section 6(c), "Applicable Period" shall mean with respect to any opinion delivered pursuant to this Section 6(c) the period commencing on the date of the most recent prior opinion delivered under Section 5(d) or this Section 6(c) and ending on the date of delivery of the opinion to be delivered pursuant to this Section 6(c).

                  (d) At each Representation Date referred to in Section 6(b) on which the Registration Statements or the Prospectus shall be amended or supplemented to include additional financial information, the Issuer shall cause Deloitte & Touche LLP (A) concurrently if such Representation Date shall occur during a Marketing Time, or (B) at or immediately prior to commencement of the next Marketing Time if such Representation Date shall not occur during a Marketing Time, to furnish the Agents with a letter, addressed jointly to the Issuer and the Agents and dated the date of delivery of such letter, in form and substance satisfactory to the Agents, to the effect set forth in Sections 5(f) and 5(i) hereof; provided, however, that to the extent appropriate such letter may reconfirm matters set forth in prior letters delivered by Deloitte & Touche LLP pursuant to Sections 5(f) and 5(i) or this Section 6(d); provided further, however, that any letter furnished under this Section 6(d) shall relate to the Registration Statements and the Prospectus as amended or supplemented at the time of deliver of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Issuer.

                  (e) On each settlement date for the sale of Securities, the Issuer shall, if requested by the Agent that solicited or received the offer to purchase any Securities being delivered on such settlement date, furnish such Agent with a written opinion or opinions, dated the date of delivery thereof, of counsel for the Issuer, in form satisfactory to such Agent, to the effect set forth in clauses (i),
         (ii) and (iii) of Section 5(d) hereof; provided, however, that any opinion furnished under this Section 6(e) shall relate to the Prospectus as amended or supplemented at such settlement date and shall state that the Securities being sold by the Issuer on such settlement date, when delivered against payment therefor as contemplated by this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject, as to enforcement, to applicable bankruptcy, insolvency, moratorium, reorganization, arrangement or other similar laws now or hereafter in effect affecting the rights of creditors generally and general principles of equity and rules of law governing and limiting the availability of specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law) and will conform to the description thereof contained in the Prospectus as amended or supplemented at such settlement date.

                  (f) The Issuer agrees that any obligation of a person who has agreed to purchase Securities to make payment for and take delivery of such Securities shall be subject to (i) the accuracy, on the related settlement date fixed pursuant to the Procedures, of the Issuer's representation and warranty deemed to be made to the Agents pursuant to the last sentence of subsection (a) of this Section 6, and (ii) the satisfaction, on such settlement date, of each of the conditions set forth in Sections 5(a), (b) and (c), it being understood that under no circumstance shall any Agent have any duty or obligation to exercise the judgment permitted under Section 5(b) or (c) on behalf of any such person.

                  7. INDEMNIFICATION AND CONTRIBUTION.

                  (a) The Issuer will indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement, the

         Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Agent for any legal or other expenses reasonably incurred by such Agent in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuer will not be liable to such Agent in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Issuer by such Agent specifically for use therein, unless such loss, claim, damage or liability arises out of the offer or sale of Securities occurring after such Agent has notified the Issuer in writing that such information should no longer be used therein.

                  (b) Each Agent will indemnify and hold harmless the Issuer against any losses, claims, damages or liabilities to which the Issuer may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer by such Agent specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Issuer in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, unless such loss, claim, damage or liability arises out of the offer or sale of Securities occurring after the Agent has notified the Issuer in writing that such information should no longer be used therein. The Issuer acknowledges that the statements set forth in the last paragraph of the cover page and under the heading "Plan of Distribution" in any preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of such Agent for inclusion in the documents referred to in the forgoing indemnity, and you as Agents confirm that such statements are correct.

                  (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party (i) will not relieve it from any liability which it may have to any indemnified party under subsection (a) or (b) above unless and to the extent such failure prejudices the indemnifying party of substantial rights or defenses and
         (ii) will not, in any event, relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or
         (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to appoint counsel satisfactory to such indemnified party to represent the indemnified party in such action; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (plus any local counsel), approved by the Agents in the case of paragraph (a) of this Section 7, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

                  (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and any Agent on the other from the offering pursuant to this Agreement of the Securities which are the subject of the action or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand and any Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and any Agent on the other shall be deemed to be in the same proportions as the total net proceeds from the offering pursuant to this Agreement of the Securities which are the subject of the action (before deducting expenses) received by the Issuer bear to the total discounts and commissions received by such Agent from the offering of such Securities pursuant to this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or such Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuer and each Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Securities which are the subject of the action and which were distributed to the public through it pursuant to this Agreement or upon resale of Securities purchased by it from the Issuer exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each Agent in this subsection (d) to contribute are several, in the same proportion which the amount of the Securities which are the subject of the action and which were distributed to the public through such Agent pursuant to this Agreement bears to the total amount of such Securities distributed to the public through all of the Agents pursuant to this Agreement, and not joint.

                  (e) The obligations of the Issuer under this Section 7 shall be in addition to any liability which the Issuer may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls each Agent within the meaning of the Act; and the obligations of each Agent under this Section 7 shall be in addition to any liability which each Agent may otherwise have and shall extend, upon the same terms and conditions, to each director of the Issuer (including any person who, with his consent, is named in the Registration Statements as about to become a director of the Issuer), to each officer of the Issuer who has signed the Registration Statements and to each person, if any, who controls the Issuer within the meaning of the Act.

                  8. STATUS OF EACH AGENT. In soliciting offers to purchase the Securities from the Issuer pursuant to this Agreement and in assuming its other obligations hereunder (other than offers to purchase pursuant to Section 11), each Agent is acting individually and not jointly and is acting solely as agent for the Issuer and not as principal. Each Agent will use its reasonable best efforts to assist the Issuer in obtaining performance by each purchaser whose offer to purchase Securities from the Issuer has been solicited by such Agent and accepted by the Issuer, but such Agent shall have no liability to the Issuer in the event any such purchase is not consummated for any reason. If the Issuer shall default on its obligations to deliver Securities to a purchaser whose offer it has accepted, the Issuer (i) shall hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Issuer, and (ii) in particular, shall pay to the Agents any commission to which they would be entitled in connection with such sale.

                  9. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of the Issuer or its officers and of the Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Agent, the Issuer or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 10 or for any other reason, the Issuer shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4(h) and the obligations of the Issuer under Sections 4(d) and 4(g) and the respective obligations of the Issuer and the Agents pursuant to Section 7 shall remain in effect. In addition, if any such termination shall occur either (i) at a time when any Agent shall own any of the Securities acquired pursuant to Section 11 hereof and shall have informed the Issuer of its intention of reselling them or (ii) after the Issuer has accepted an offer to purchase Securities and prior to the related settlement, the obligations of the Issuer under the second to last sentence of Section 4(b), under Sections 4(a), 4(c), 4(e) and 4(f) and, in the case of a termination occurring as described in (ii) above, under Sections 3(c), 6(a), 6(e) and 6(f) and under the last sentence of Section 8, shall also remain in effect.

                  10. TERMINATION. This Agreement may be terminated for any reason at any time by the Issuer as to any Agent or by such Agent insofar as this Agreement relates to such Agent, upon the giving of one day's written notice of such termination to the other parties hereto. Any settlement with respect to Securities placed by an Agent occurring after termination of this Agreement shall be made in accordance with the Procedures and each Agent agrees, if requested by the Issuer, to take the steps therein provided to be taken by such Agent in connection with such settlement.

                  11. PURCHASES AS PRINCIPAL. From time to time, any Agent may agree with the Issuer to purchase Securities from the Issuer as principal and (unless the Issuer and such Agent may otherwise agree) such purchase shall be made in accordance with the terms of a separate agreement (a "Purchase Agreement") in the form attached hereto as Exhibit C (or any such other form as may be agreed to between the Issuer and such Agent) with such additional provisions relating to the terms of the Securities and of the purchase and sale (and, if applicable, resale) thereof as shall be set forth in the Purchase Information delivered pursuant to the Procedures, and such Agent's compensation shall, unless otherwise agreed between the Issuer and such Agent, be the amount thereof set forth in the Pricing Supplement. For the purposes of Section 12 of this Agreement the term "Purchaser" shall refer to each of you acting solely as principal hereunder and not as agent.

                  12. CONDITIONS TO THE OBLIGATIONS OF A PURCHASER. The obligations of a Purchaser to purchase Securities pursuant to any Purchase Agreement will be subject to the accuracy of the representations and warranties on the part of the Issuer herein as of the date of the respective Purchase Agreement and as of the settlement date for the sale of such Securities, to the performance and observance by the Issuer of all covenants and agreements herein and therein contained on its part to be performed and observed and to the following additional conditions precedent:

                  (a) No stop order suspending the effectiveness of the Registration Statements, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (b) Except to the extent modified by the respective Purchase Agreement, the Purchaser shall have received, appropriately updated in a manner consistent with Section 5 hereof, (i) a certificate of the Issuer, dated as of the settlement date, to the effect set forth in Section 5(e), (ii) the opinion or opinions of Nelson, Mullins, Riley & Scarborough, L.L.P., counsel to the Issuer, dated as of the settlement date, to the effect set forth in Section 5(d), (iii) the opinion of Orrick, Herrington & Sutcliffe LLP, counsel for the Purchaser, dated as of the settlement date, to the effect set forth in
         Section 5(g) and (iv) letter of Deloitte & Touche LLP, dated as of the settlement date, to the effect set forth in Sections 5(f) and 5(i).

                  (c) The conditions set forth in Section 5(c) shall have been satisfied.

                  (d) Prior to the settlement date, the Issuer shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request.

                  (e) Subsequent to the execution of any Purchase Agreement, there shall not have been any decrease in the ratings of any of the Issuer's debt securities by Moody's, S&P or D&P.

                  If any of the conditions specified in this Section 12 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in the Purchase Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and its counsel, the Purchase Agreement and all obligations of the Purchaser thereunder may be canceled at, or at any time prior to, the respective settlement date by the Purchaser. Notice of such cancellation shall be given to the Issuer in writing or by telephone or transmitted by any standard form of telecommunication confirmed in writing.

                  13. NOTICES. Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Merrill Lynch, Pierce, Fenner & Smith Incorporated shall be directed to it at 4 World Financial Center, New York, New York 10080,
Attention: [_________________]; and notices to the Issuer shall be directed to it at 1915 Rexford Road, Charlotte, North Carolina 28211, Attention: Robert O.

Pritchard, Treasurer; or in the case of any party hereto, to such other address or person as such party shall specify to each other party by a notice given in accordance with the provisions of this Section 13. Any such notice shall take effect at the time of receipt.

                  14. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns, the officers and directors and controlling persons referred to in Section 7 and, to the extent provided in Section 6(f), any person who has agreed to purchase Securities from the Issuer, and no other person will have any right or obligation hereunder.

                  15. GOVERNING LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such executed counterparts shall together constitute one and the same Agreement.

                  16. EFFECTIVE DATE. Notwithstanding anything to the contrary herein, this Agreement shall become effective with respect to an Agent only upon execution and delivery of its counterpart to this Agreement.

                  [Remainder of page intentionally left blank]

                  If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

                                  Very truly yours,

                                  PIEDMONT NATURAL GAS COMPANY, INC.

                                  By: __________________________________
                                      Name:
                                      Title:

CONFIRMED AND ACCEPTED, as of
  the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By: _________________________________
    Name:
    Title:

BB&T CAPITAL MARKETS, A DIVISION OF SCOTT &
STRINGFELLOW, INC.

By: _________________________________
    Name:
    Title:

SUNTRUST CAPITAL MARKETS, INC.

By: _________________________________
    Name:
    Title:

EDWARD D. JONES & CO., L.P.

By: _________________________________
    Name:
    Title:

JANNEY MONTGOMERY SCOTT LLC

By: _________________________________
    Name:
    Title:

DAVENPORT & COMPANY LLC

By: _________________________________
    Name:
    Title:

                                                                       EXHIBIT A

         The Issuer agrees to pay each Agent a commission equal to the following percentage of the principal amount of Securities sold to purchasers solicited by such Agent:

                                                                        Commission Rate
                                                                      (as a percentage of
                Term                                                   principal amount)
------------------------------------                               -----------------------
From 9 months to less than 1 year                                            .125%

From 1 year to less than 18 months                                           .150

From 18 months to less than 2 years                                          .200

From 2 years to less than 3 years                                            .250

From 3 years to less than 4 years                                            .350

From 4 years to less than 5 years                                            .450

From 5 years to less than 6 years                                            .500

From 6 years to less than 7 years                                            .550

From 7 years to less than 10 years                                           .600

From 10 years to less than 15 years                                          .625

From 15 years to less than 20 years                                          .700

From 20 years to 30 years                                                    .750

Greater than 30 years                                              To be determined at the
                                                                   time of sale

                                                                       EXHIBIT B

                            ADMINISTRATIVE PROCEDURES

         The Medium-Term Notes, Series E due nine months or more from their issue date (the "Notes") are to be offered on a continuing basis by Piedmont Natural Gas Company, Inc., a North Carolina corporation (the "Issuer"). Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Capital Markets, Inc., BB&T Capital Markets, a division of Scott & Stringfellow, Inc., Davenport & Company LLC, Edward D. Jones & Co., L.P., and Janney Montgomery Scott LLC, as agents (individually, an "Agent" and collectively, the "Agents"), have each agreed to use reasonable best efforts to solicit offers to purchase the Notes. No Agent will be obligated to purchase Notes for its own account. The Notes are being sold pursuant to an Agency Agreement, dated [___________] (the "Agency Agreement"), among the Issuer and the Agents, and will be issued pursuant to an Indenture, dated as of April 1, 1993, between Piedmont Natural Gas Company, Inc., a New York corporation (the "Predecessor Company") and Citibank, N.A., as trustee (the "Trustee"), as amended by the First Supplemental Indenture, dated as of February 25, 1994, among the Issuer, the Predecessor Company and the Trustee (collectively, the "Indenture"). The Notes will rank equally and ratably with all other unsecured and unsubordinated indebtedness of the Issuer and will have been registered with the Securities and Exchange Commission (the "Commission"). For a description of the terms of the Notes and the offering and sale thereof, see the sections entitled "Description of Notes," "Material United States Federal Income Tax Considerations" and "Underwriting" in the Prospectus Supplement relating to the Notes, dated [___________], attached hereto and hereinafter referred to as the "Prospectus Supplement", and the sections entitled "Description of Debt Securities", and "Plan of Distribution" in the Prospectus relating to the Notes, dated [__________], attached hereto and hereinafter referred to as the "Prospectus".

         Unless otherwise specified in the applicable Pricing Supplement, the Notes will be issued in book-entry form (each, a "Book-Entry Note") and will be represented by a fully registered master global note certificate (the "Master Global Note"). The Master Global Note shall be in a form approved by the Issuer, the Agents, The Depository Trust Company ("DTC") and the Trustee. Prior to the issuance of any Notes, the Trustee shall authenticate the Master Global Note and hold it as custodian for DTC. Except under the limited circumstances described in the Indenture, beneficial owners of Book-Entry Notes will not be entitled to receive a certificate representing such Notes.

         At the option of the Issuer, Notes may also be issued in certificated form. Prior to accepting any offer to purchase Notes in certificated form, the Issuer shall deliver to the Trustee an adequate supply of duly executed certificated Notes.

         Administrative procedures and specific terms of the offering are explained below -- Part I indicating procedures applicable to all Notes, Part II indicating specific procedures for Book-Entry Notes, and Part III indicating specific procedures for Notes issued in certificated form. Administrative and record keeping responsibilities will be handled for the Issuer by its Treasury Department. The Issuer will advise the Agents in writing of those persons handling administrative responsibilities with whom the Agents are to communicate regarding offers to purchase Notes and the details of their delivery.

         Unless otherwise defined herein, terms defined in the Indenture (or any applicable Board Resolution referred to therein related to the Notes) shall be used herein as therein defined.

PART I: ADMINISTRATIVE PROCEDURES APPLICABLE TO ALL NOTES

Issue Date

         Each Note will be dated the date of its authentication. Each Note will also bear an original issue date (the "Issue Date") which, with respect to any such Note (or portion thereof), shall mean the date of its original issuance and shall be specified therein. The Issue Date will remain the same for all Notes subsequently issued upon transfer, exchange or substitution of a Note, regardless of their dates of authentication.

PRICE TO PUBLIC; DENOMINATIONS; REGISTRATION

         Except as otherwise specified in a Pricing Supplement, each Note will be issued at 100% of principal amount. The minimum denominations of the Notes will be $100,000 and integral multiples of $1,000 in excess thereof. Notes will be issued only in fully registered form.

MATURITIES; MINIMUM PURCHASE; CALCULATION OF INTEREST

         Each Note will mature on a date, selected by the purchaser and agreed to by the Issuer, which will be nine months or more from its Issue Date. The minimum aggregate amount of Notes which may be offered to any purchaser will be $100,000.

         Interest on each interest-bearing Note will be calculated and paid in the manner described in such Note and in the Prospectus Supplement and the applicable Pricing Supplement. Unless otherwise set forth therein, interest on Fixed Rate Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months and will not accrue on the 31st day of any month. Interest on Floating Rate Notes, except as otherwise set forth therein, will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of a Floating Rate Note for which the Base Rate is the Treasury Rate, interest will be calculated on the basis of the actual number of days in the year.

REDEMPTION/REPAYMENT

         If indicated in the applicable Pricing Supplement, the Notes of a particular tenor will be subject to redemption in whole or in part (subject to applicable minimum denominations), at the option of the Issuer on and after an initial redemption date as set forth in the applicable Pricing Supplement and in the applicable Note. The redemption price will be set forth in the applicable Pricing Supplement and in the applicable Note.

         If indicated in the applicable Pricing Supplement, the Notes of a particular tenor will be subject to repayment at the option of the holders therefore in accordance with the terms of the Notes on a repayment date as set forth in the applicable Pricing Supplement and in the applicable

Note. The repayment date or dates and repayment price will be set forth in the applicable Pricing Supplement and in the applicable Note.

PROCEDURES FOR ESTABLISHING THE TERMS OF THE NOTES

         The Issuer and the Agents will discuss from time to time the rates to be borne by the Notes that may be sold as a result of the solicitation of offers by the Agents. Once any Agent has recorded any indication of interest in Notes upon certain terms, and communicated with the Issuer, if the Issuer plans to accept an offer to purchase Notes upon such terms, it will prepare a Pricing Supplement to the Prospectus, as then amended or supplemented, reflecting the terms of such Notes and, after approval from the Agents, will arrange to have the Pricing Supplement filed via EDGAR with the Commission pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, no later than the fifth Business Day following the earlier of the date of determination of the settlement information described below or the date such Pricing Supplement is first used. The Issuer will supply at least 10 copies of the Prospectus, as then amended or supplemented, and bearing such Pricing Supplement, to the Agent who presented the offer (the "Presenting Agent"). No settlements with respect to Notes upon such terms may occur prior to such filing and the Agents will not, prior to such filing, mail confirmations to customers who have offered to purchase Notes upon such terms. After such filing, sales, mailing or confirmations and settlements may occur with respect to Notes upon such terms, subject to the provisions of "Delivery of Prospectus" below.

         If the Issuer decides to post rates and a decision has been reached to change interest rates, the Issuer will promptly notify each Agent. Each Agent will forthwith suspend solicitation of purchases. At that time, the Agents will recommend and the Issuer will establish rates to be so "posted". Following establishment of posted rates and prior to the transmitting or filing described in the preceding paragraph, the Agents may only record indications of interest in purchasing Notes at the posted rates. Once any Agent has recorded any indication of interest in Notes at the posted rates and communicated with the Issuer, if the Issuer plans to accept an offer at the posted rate, it will prepare a Pricing Supplement reflecting such posted rates and, after approval from the Agents, will arrange to have the Pricing Supplement filed via EDGAR with the Commission and will supply at least 10 copies of the Prospectus, as then amended or supplemented, and bearing such Pricing Supplement, to the Presenting Agent at the address listed on Annex A attached hereto. No settlements at the posted rates may occur prior to such filing and the Agents will not, prior to such filing, mail confirmations to customers who have offered to purchase Notes at the posted rates. After such filing, sales, mailing of confirmations and settlements may resume, subject to the provisions of "Delivery of Prospectus" below.

         Outdated Pricing Supplements, and copies of the Prospectus to which they are attached (other than those retained for files), will be destroyed.

SUSPENSION OF SOLICITATION; AMENDMENT OR SUPPLEMENT

         As provided in the Agency Agreement, the Issuer may instruct the Agents to suspend solicitation of offers to purchase at any time. As soon as reasonably practicable, but in no event later than one Business Day after notice from the Issuer, the Agents will each forthwith suspend solicitation until such time as the Issuer has advised them that solicitation of offers to purchase may be resumed.

         If the Agents receive the notice from the Issuer contemplated by
Section 3(b) or 4(b) of the Agency Agreement, they will promptly suspend solicitation and will only resume solicitation as provided in the Agency Agreement. If the Issuer is required, pursuant to the second sentence of Section 4(b) of the Agency Agreement, to prepare an amendment or supplement, it will promptly furnish each Agent with the proposed amendment or supplement; if the Issuer decides to amend or supplement the Registration Statements or the Prospectus relating to the Notes, it will promptly advise each Agent and will furnish each Agent with the proposed amendment or supplement in accordance with the terms of the Agency Agreement. The Issuer will file such amendment or supplement with the Commission, provide the Agents with copies of any such amendment or supplement, confirm to the Agents that such amendment or supplement has been filed with the Commission and advise the Agents that solicitation may be resumed.

         Any such suspension shall not affect the Issuer's obligations under the Agency Agreement; and in the event that at the time the Issuer suspends solicitation of offers to purchase there shall be any offers already accepted by the Issuer outstanding for settlement, the Issuer will have the sole responsibility for fulfilling such obligations. The Issuer will in addition promptly advise the Agents and the Trustee if such offers are not to be settled and if copies of the Prospectus as in effect at the time of the suspension may not be delivered in connection with the settlement of such offers.

ACCEPTANCE OF OFFERS

         Each Agent will promptly advise the Issuer, at its option orally or in writing, of each reasonable offer to purchase Notes received by it, other than those rejected by such Agent. Each Agent may, in its discretion reasonably exercised, without notice to the Issuer, reject any offer received by it, in whole or in part. The Issuer will have the sole right to accept offers to purchase Notes and may reject any such offer, in whole or in part. Prior to accepting any offer the Issuer will have the specific terms of the Notes approved by the Finance Committee of the Board of Directors. If the Issuer accepts or rejects an offer, in whole or in part, the Issuer will promptly notify the Presenting Agent.

CONFIRMATION

         For each accepted offer, the Presenting Agent will issue a confirmation to the purchaser, with a separate confirmation to the Issuer's Treasury Department, setting forth the Purchase Information (as defined under "Details for Settlement" in Part II for Book-Entry Notes and in Part III for certificated Notes) and delivery and payment instructions; provided, however, that, in the case of the confirmation issued to the purchaser, no confirmation shall be delivered to the purchaser prior to the delivery of the Prospectus referred to below.

DELIVERY OF PROSPECTUS

         A copy of the Prospectus as most recently amended or supplemented on the date of delivery thereof (except as provided below) must be delivered to a purchaser prior to or simultaneously with the earlier of delivery of (i) the written confirmation provided for above, and (ii) any Note purchased by such purchaser. (For this purpose, entry of a Same Day Funds Settlement System ("SDFS") delivery order through DTC's Participant Terminal System to credit a Book-Entry Note to the account of a Participant purchasing, or acting for the purchaser of a Book-Entry Note, shall be deemed to constitute delivery of such Book-Entry Note). Subject to the foregoing, it is anticipated that delivery of the Prospectus, confirmation and Notes to the purchaser will be made simultaneously at settlement. The Issuer shall ensure that the Presenting Agent receives copies of the Prospectus and each amendment or supplement thereto (including appropriate Pricing Supplements) in such quantities and within such time limits as will enable the Presenting Agent to deliver such confirmation or Note to a purchaser as contemplated by these procedures and in compliance with the first sentence of this paragraph. If, since the date of acceptance of a purchaser's offer, the Prospectus shall have been supplemented solely to reflect any sale of Notes on terms different from those agreed to between the Issuer and such purchaser or a change in posted rates not applicable to such purchaser, such purchaser shall not receive the Prospectus as supplemented by such new supplement, but shall receive the Prospectus as supplemented to reflect the terms of the Notes being purchased by such purchaser and otherwise as most recently amended or supplemented on the date of delivery of the Prospectus.

AUTHENTICITY OF SIGNATURES

         The Issuer will cause the Trustee to furnish the Agents from time to time with the specimen signatures of each of the Trustee's officers, employees or agents who have been authorized by the Trustee to authenticate Notes, but no Agent will have any obligation or liability to the Issuer or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Issuer or the Trustee on any Note or Master Global Note.

ADVERTISING EXPENSES

         The Issuer will determine with the Agents the amount of advertising that may be appropriate in offering the Notes. Advertising expenses will be paid by the Issuer.

BUSINESS DAY

         "Business Day" means any day which is not a Saturday or Sunday and is not a day on which banking institutions are generally authorized or obligated by law or executive order to close in The City of New York and, with respect to LIBOR Notes, any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

TRUSTEE NOT TO RISK FUNDS

         Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment made to the Issuer, the Agents, DTC, or to the holder of any Note, it being understood by all parties that payments made by the Trustee to the Issuer, the Agents, DTC, or to the holder of any Note shall be made only to the extent that funds are provided to the Trustee for such purpose.

PART II: ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

         In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its obligations under a letter dated [___________] (the "Letter") from the Issuer and the Trustee to DTC and a Medium-Term Note Certificate Agreement (the "MTN Certificate Agreement") between the Trustee and DTC dated as of [__________] and its obligations as a participant in DTC, including DTC's SDFS.

ISSUANCE

         All Book-Entry Notes will be represented initially by a single Master Global Note in fully registered form without coupons. The Master Global Note will be dated and issued as of the date of its authentication by the Trustee. The Master Global Note will not represent any Note in certificated form.

IDENTIFICATION NUMBERS

         The Issuer has arranged with the CUSIP Service Bureau of Standard & Poor's Corporation (the "CUSIP Service Bureau") for the reservation of a series of CUSIP numbers (including tranche numbers), such series consisting of approximately 25 CUSIP numbers and relating to Book-Entry Notes. The Issuer has obtained from the CUSIP Service Bureau a written list of such reserved CUSIP numbers and has delivered such list to the Trustee and DTC. The Trustee will assign CUSIP numbers serially to Book-Entry Notes as described below under Settlement Procedure "C". DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Trustee has assigned to Book-Entry Notes. The Trustee will notify the Issuer at any time when fewer than 10 of the reserved CUSIP numbers remain unassigned to Book-Entry Notes; and the Issuer will reserve 25 additional CUSIP numbers for assignment to Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Issuer shall deliver a list of such additional CUSIP numbers to the Trustee and DTC.

REGISTRATION

         The Master Global Note will be registered in the name of Cede & Co., as nominee for DTC, on the Debt Security Register maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (the "Participants") to act as agent or agents for such owner with respect to such Book-Entry Note in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Book-Entry Note in the account of such Participants. The ownership interest of such beneficial owner in such Book-Entry Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC. So long as Cede & Co. is the registered owner of the Master Global Note, DTC will be considered the sole owner and holder of the Book-Entry Notes represented by the Master Global Note for all purposes under the Indenture.

TRANSFERS

         Transfers of beneficial interest in a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and, in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

EXCHANGES

         The Trustee may upon notice to the Issuer deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (i) the CUSIP numbers of two or more outstanding Book-Entry Notes having the same interest rate, Stated Maturity and other terms, and for which interest (if any) has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date (if any) for such Notes, on which such Book-Entry Notes shall be exchanged for a single replacement Book-Entry Note, and (iii) a new CUSIP number to be assigned to such replacement Book-Entry Note. Upon receipt of such a notice, DTC will send to its Participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Book-Entry Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Book-Entry Notes for a single Book-Entry Note bearing the new CUSIP number and a new Original Issue Date, which shall be the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Book-Entry Notes, and the CUSIP numbers of the exchanged Book-Entry Notes will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned.

REDEMPTION

         The Trustee will comply with the terms of the Letter with regard to redemptions of the Book-Entry Notes. In the case of Book-Entry Notes stated by their terms to be redeemable prior to Stated Maturity, at least 60 calendar days before the date fixed for redemption (the "Redemption Date"), the Issuer shall notify the Trustee of the Issuer's election to redeem such Book-Entry Notes in whole or in part and the principal amount of such Book-Entry Notes to be so redeemed. At least 30 calendar days but not more than 60 days prior to the Redemption Date, the Trustee shall notify DTC of the Issuer's election to redeem such Book-Entry Notes. The Trustee shall notify the Issuer and DTC of the CUSIP numbers of the particular Book-Entry Notes to be redeemed either in whole or in part. The Issuer, the Trustee and DTC will confirm the amounts of such principal and any premium and interest payable with respect to each such Book-Entry Note on or about the fifth Business Day preceding the Redemption Date of such Book-Entry Note. The Issuer will pay the Trustee, in accordance with the terms of the Indenture, the amount necessary to redeem each such Book-Entry Note or the applicable portion of each such Book-Entry Note. The Trustee will pay such amount to DTC at the times and in the manner set forth herein. Promptly after payment to DTC of the amount due on the Redemption Date for such Book-Entry Note, the Trustee shall make the appropriate entry on its records to cancel any such Book-Entry Note redeemed in whole and shall deliver an appropriate debit advice to the Issuer. If a Book-Entry Note is to be redeemed in part, the Trustee will make the appropriate entry on its records to cancel the portion of such Book-Entry Note to be redeemed and the remaining portion of such Book-Entry Note shall bear the same CUSIP number.

DENOMINATIONS

         Book-Entry Notes will be issued in principal amounts of $100,000 or any amount in excess thereof that is an integral multiple of $1,000.

INTEREST

         Standard & Poor's Corporation will use the information received in the pending deposit message described under Settlement Procedure "C" to include the amount of any interest payable and certain other information regarding the related Book-Entry Note in the appropriate daily or weekly bond report published by Standard & Poor's Corporation.

PAYMENTS OF PRINCIPAL AND INTEREST

         (a) Payments of Interest Only. Promptly after each Record Date, the Trustee will deliver to the Issuer and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Book-Entry Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts. DTC will confirm the amount payable on each Book-Entry Note on such Interest Payment Date by reference to the daily or weekly bond reports published by Standard & Poor's Corporation. The Issuer will pay to the Trustee the total amount of interest due on such Interest Payment Date (other than at Maturity), and the Trustee will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment".

         (b) Payments at Maturity. On or about the first Business Day of each month, the Trustee will deliver to the Issuer and DTC a written list of principal, premium, if any, and interest to be paid on each Book-Entry Note maturing in the following month. The Issuer, the Trustee and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each such Book-Entry Note on or about the fifth Business Day preceding the Maturity of such Book-Entry Note. The Issuer will pay to the Trustee, as the paying agent, and the Trustee in turn will pay to DTC, the principal amount of and premium, if any, on such Book-Entry Note, together with interest due at such Maturity at the times and in the manner set forth below under "Manner of Payment". Promptly after payment to DTC of the principal and interest and premium due at the Maturity of such Book-Entry Note, the Trustee will make the appropriate entry on its records to cancel such Book-Entry Note and shall deliver an appropriate debit advice to the Issuer.

         (c) Manner of Payment. The total amount of any principal, premium, if any, and interest due on Book-Entry Notes on any Interest Payment Date or at Maturity shall be paid by the Issuer to the Trustee in funds available for use by the Trustee as of 9:30 a.m., New York City time, on such date. The Issuer will make such payment on such Book-Entry Notes by wire transfer to the Trustee. The Issuer will confirm instructions regarding payment in writing to the Trustee. Prior to 10:00 a.m., New York City time, on each maturity date or as soon as possible thereafter, following receipt of such funds from the Issuer, the Trustee will pay by wire transfer

(using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of principal, premium, if any, and interest due on Book-Entry Notes on any maturity date. On each Interest Payment Date, interest payment shall be made to DTC in same day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes are recorded in the book-entry system maintained by DTC. NEITHER THE ISSUER NOR THE TRUSTEE SHALL HAVE ANY DIRECT RESPONSIBILITY OR LIABILITY FOR THE PAYMENT BY DTC TO SUCH PARTICIPANTS OF THE PRINCIPAL OF, PREMIUM, IF ANY, AND INTEREST ON THE BOOK-ENTRY NOTES.

         (d) Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

SETTLEMENT

         The receipt by the Issuer of immediately available funds in payment for a Book-Entry Note and entry by the Presenting Agent of an SDFS deliver order through DTC's Participant Terminal System to credit such Note to the account of a Participant purchasing, or acting for the purchase of, such Note, shall constitute "settlement" with respect to such Note. All orders accepted by the Issuer will be settled from one to five Business Days from the date of the sale pursuant to the timetable for settlement set forth below unless the Issuer and the purchaser agree to settlement on a later date.

DETAILS FOR SETTLEMENT

         For each offer accepted by the Issuer, the Presenting Agent will communicate to the Issuer's Treasury Department by telephone, electronic or facsimile transmission or other acceptable means, the following information (the "Purchase Information"):

                           (i) Principal amount of each Note (in authorized denominations) to be purchased.

                           (ii) Issue price, interest rate if fixed or Initial Interest Rate and interest rate basis if floating, Spread or Spread Multiplier, maximum or minimum interest rates, interest calculation dates, Index Maturity, Interest Determination Date, Interest Reset Date, interest rate reset period, interest payment period, Record Dates and Interest Payment Dates (as such capitalized terms are defined in either the Indenture or the Prospectus Supplement), in each case, to the extent applicable.

                           (iii) Any index to determine the amounts of payments of principal and any premium and interest.

                           (iv)     Maturity of each Note.

                           (v) Redemption, repayment or sinking fund provisions, if any, of each Note.

                           (vi) If an Original Issue Discount Note, the Yield to Maturity and the initial accrual period of original issue discount.

                           (vii)    Issue Date of each Note.

                           (viii)   Settlement date for each Note.

                           (ix) Presenting Agent's commission (to be paid in the form of a discount from the proceeds remitted to the Issuer upon settlement).

         The Issue Date of, and the settlement date for, Notes will be the same.

SETTLEMENT PROCEDURES

         Settlement Procedures with regard to each Book-Entry Note sold by the Issuer through an Agent shall be as follows:

                                    (A)      The Presenting Agent will advise
                           the Issuer by telephone of the Purchase Information with respect to each Book-Entry Note to be issued.

                                    (B)      The Issuer will advise the Trustee
                           by electronic or facsimile transmission or by another mutually acceptable method of the information set forth in Settlement Procedure "A" above and the name of the Presenting Agent.

                                    (C)      The Trustee will assign a CUSIP
                           number to such Book-Entry Note and advise the Issuer by telephone of such CUSIP number. The Trustee will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC (which shall route such information to Standard & Poor's Corporation and Interactive Data Corporation) and the Presenting Agent.

                                             a. The applicable information set
                                    forth in Settlement Procedure "A".

                                             b. Initial Interest Payment Date
                                    for such Book-Entry Note, number of days by which such date succeeds the Record Date and the amount of interest payable on such Interest Payment Date per $1,000 principal amount of Book-Entry Notes.

                                             c. CUSIP number of such Book-Entry
                                    Note.

                                             d. Whether such CUSIP number will
                                    be assigned to any other Book-Entry Note (to the extent known at such time).

                                             e. Interest payment periods.

                                             f. Numbers of the participant
                                    accounts maintained by DTC on behalf of the Trustee and the Presenting Agent.

                                    (D)      DTC will credit such Book-Entry
                           Note to the Trustee's participant account at DTC.

                                    (E)      The Trustee will enter an SDFS
                           deliver order through DTC's Participant Terminal System, with respect to each Book-Entry Note to be issued, instructing DTC to (i) debit such Book-Entry Note to the Trustee's participant account and credit such Book-Entry Note to the Presenting Agent's participant account and (ii) debit the Presenting Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Book-Entry Note less such Agent's commission. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that (i) the Master Global Note has been delivered and authenticated and (ii) the Trustee is holding such Master Global Note pursuant to the MTN Certificate Agreement.

                                    (F)      The Presenting Agent will enter an
                           SDFS deliver order through DTC's Participant Terminal System, with respect to each Book-Entry Note to be issued, instructing DTC (i) to debit such Book-Entry Note to the Presenting Agent's participant account and credit such Book-Entry Note to the participant accounts of the Participant with respect to such Book-Entry Note and (ii) to debit the settlement accounts of such Participant and credit the settlement account of the Presenting Agent for an amount equal to the price of such Book-Entry Note.

                                    (G)      Transfers of funds in accordance
                           with SDFS deliver orders described in Settlement Procedures "E" and "F" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                                    (H)      The Trustee, upon confirming
                           receipt of such funds, will transfer to the Issuer by wire transfer the amount transferred to the Trustee in accordance with Settlement Procedure "E", in funds available for immediate use, to a bank account designated by the Issuer in its wire transfer instructions to the Trustee.

                                    (I)      The Presenting Agent will confirm
                           the purchase of each Book-Entry Note to the purchaser either by transmitting to the Participant with respect to such Book-Entry Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

SETTLEMENT PROCEDURES TIMETABLE

         For orders of Book-Entry Notes solicited by an Agent, and accepted by the Issuer for settlement on the first Business Day after the sale date, Settlement Procedures "A" through "I" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement Procedure                         Time
--------------------          -------------------------------
        A-B                   11:00 a.m. on the sale date
        C                      2:00 p.m. on the sale date
        D                     10:00 a.m. on settlement date
        E-F                    2:00 p.m. on settlement date
        G                      4:45 p.m. on settlement date
        H-I                    5:00 p.m. on settlement date

         If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures "A", "B" and "C" shall be completed as soon as practicable but not later than the times specified above on the first Business Day after the sale date. In connection with a sale which is to be settled more than one Business Day after the sale date, if the initial interest rate for a Floating Rate Note is not known at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rates have been determined, but no later than 11:00 a.m. and 2:00 p.m., respectively, on the second Business Day before the settlement date. Settlement Procedures "G" and "H" are subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

         If settlement of a Book-Entry Note is rescheduled or cancelled, the Issuer shall notify the Trustee, and upon receipt of such notice, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled settlement date.

FAILURE TO SETTLE

         If the Trustee has not entered an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure "E", then upon written request (which may be evidenced by facsimile transmission) of the Issuer, the Trustee shall deliver to DTC, through DTC's Participation Terminal System, as soon as practicable, but no later than 2:00 p.m. on any Business Day, a withdrawal message instructing DTC to debit such Book-Entry Note to the Trustee's participant account. DTC will process the withdrawal message, provided that the Trustee's participant account contains a principal amount of such Book-Entry Notes that is at least equal to the principal amount to be debited. The Trustee will make appropriate entries in the Trustee's records and so advise the Issuer. If withdrawal messages are processed with respect to all the Book-Entry Notes identified by a single CUSIP number, the CUSIP number assigned to such Book-Entry Notes shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned.

         If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Book-Entry Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participant and, in turn the Presenting Agent for such Book-Entry Note may enter an SDFS deliver order through DTC's Participant Terminal System debiting such Book-Entry Note to such Agent's participant account and crediting such Book-Entry Note free to the participant account of the Trustee and shall notify the Trustee and the Issuer thereof. Thereafter, the Trustee, (i) will immediately notify the Issuer, once the Trustee has confirmed that such Book-Entry Note has been credited to its participant account, and the Issuer shall immediately transfer by Fedwire (in immediately available funds) to the Presenting Agent an amount equal to the price of such Book-Entry Note which was previously sent by wire transfer to the account of the Issuer maintained at the Trustee in accordance with Settlement Procedure "H", and (ii) the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. The Presenting Agent will not be entitled to any commission with respect to any Book-Entry Note which the purchaser does not accept and make payment for. Such debits and credits will be made on the settlement date, if possible, and in any event not later than 5:00 p.m. on the following Business Day. If such failure shall have occurred for any reason other than failure by the Presenting Agent to perform its obligations hereunder or under the Agency Agreement, the Issuer will reimburse the Presenting Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Issuer.

         Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect.

PART III: ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES

         Before accepting any offer to purchase Notes in certificated form, the Issuer will prepare the forms of Notes and provide the Trustee with an adequate supply of such Notes.

INTEREST PAYMENTS

         On the fifth Business Day immediately preceding each Interest Payment Date, the Trustee will furnish the Issuer with the total amount of the interest payments to be paid on such Interest Payment Date. The Trustee will provide monthly to the Issuer's Treasury Department a list of the principal and interest to be paid on Notes maturing in the next succeeding month. The Trustee will assume responsibility for withholding taxes on interest paid as required by law to the extent holders have not produced a taxpayer identification number (TIN).

PAYMENT AT MATURITY

         Upon presentation of each Note at Maturity, the Trustee (or a duly authorized Paying Agent) will pay the principal amount thereof, together with any premium and accrued interest due at Maturity. Such payment will be made in immediately available funds, provided that the

Note is presented in time for the Trustee (or any such Paying Agent) to make payment in such funds in accordance with its normal procedures. The Issuer will provide the Trustee (and any such Paying Agent) with funds available for immediate use for such purpose. Notes presented at Maturity will be cancelled by the Trustee as provided in the Indenture.

DETERMINATION OF SETTLEMENT DATE

         The receipt of immediately available funds by the Issuer from the Presenting Agent in payment for a Note and the authentication and issuance of such Note shall, with respect to such Note, constitute "settlement". All offers accepted by the Issuer will be settled on the third Business Day next succeeding the date of receipt unless otherwise agreed by any purchaser, the Issuer and the Trustee. The settlement date shall be specified upon receipt of an offer. Prior to 3:00 p.m., New York City time, on the Business Day prior to the settlement date, the Issuer will instruct the Trustee to authenticate and deliver the Notes no later than 2:15 p.m., New York City time, on the settlement day.

DETAILS FOR SETTLEMENT

         For each offer accepted by the Issuer, the Presenting Agent will communicate to the Issuer's Treasury Department by telephone, electronic or facsimile transmission or other acceptable means, the Purchase Information prior to 3:00 p.m., New York City time, on the Business Day prior to the applicable settlement date. For certificated Notes "Purchase Information" shall refer to the terms of the Notes described under "Details of Settlement" in Part II and the following additional information:

                                             a. Exact name in which the Note or
                                    Notes are to be registered (the "registered owner").

                                             b. Exact address of the registered
                                    owner and, if different, the address for delivery, notices and payment of principal and premium and interest.

                                             c. Taxpayer Identification Number
                                    (TIN) of the registered owner.

                                             d. Delivery address for each Note.

         The Issue Date of, and the settlement date for, Notes will be the same. Before accepting any offer to purchase Notes to be settled in less than three Business Days, the Issuer will verify that the Trustee will have adequate time to prepare and authenticate the Notes.

         Immediately after receiving the details for each offer from the Presenting Agent (but in no event later than 3:00 p.m. on the Business Day prior to the settlement date for such Notes), the Issuer will, after recording the details and any necessary calculations, communicate the Purchase Information by electronic or facsimile transmission or other acceptable means, to the Trustee. The Trustee will assign to and enter on each Note a transaction number.

SETTLEMENT; NOTE DELIVERIES AND CASH PAYMENT

         Upon the receipt of appropriate documentation and instructions from the Issuer the Trustee will cause the Notes to be completed and authenticated and hold the Notes for delivery against confirmation from the Issuer of receipt of payment.

         The Trustee will deliver the Notes in accordance with instructions from the Issuer, to the Presenting Agent, as the Issuer's agent, for the benefit of the purchaser against receipt therefor by stamping the delivery receipt with the date and time received and returned. If the Presenting Agent in any instance advances its own funds, the Issuer shall not use any of the proceeds of such sale to acquire securities.

         The Presenting Agent, as the Issuer's agent, will deliver the Notes (with the written confirmation provided for in Part I above) to the purchaser thereof against payment therefor by such purchaser. Delivery of any confirmation or Note will be made in compliance with "Delivery of Prospectus" in Part I.

FAILS

         In the event that a purchaser shall fail to accept delivery of and make payment for a Note on the settlement date, the Presenting Agent will notify the Trustee and the Issuer by telephone, confirmed in writing. If such Note has been delivered to the Presenting Agent, as the Issuer's agent, the Presenting Agent shall return such Note to the Trustee. If funds have been advanced by the Presenting Agent for the purchase of such Note, the Issuer will, immediately upon receipt of confirmation from the Trustee of receipt of such Note, debit its account for the amount so advanced and shall refund the payment previously made by the Presenting Agent in immediately available funds. Such payments will be made on the settlement date for such Note, if possible, and in any event not later than the Business Day following such settlement date. If any failure described in this paragraph shall have occurred for any reason other than the failure of the Presenting Agent to provide the Purchase Information to the Issuer or to provide a confirmation to the purchaser, the Issuer will reimburse the Presenting Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Issuer.

         Immediately upon receipt of the Note in respect of which the fail occurred, the Trustee will cause the Debt Security Registrar to make appropriate entries to reflect the fact that the Note was never issued and the Note will be cancelled and disposed of as provided in the Indenture.

                                     ANNEX A

                              Agents' Addresses for
                           Delivery of the Prospectus
                           with the Pricing Supplement

Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
4 World Financial Center
New York, NY 10080
Attention: [__________]

SunTrust Capital Markets, Inc.
303 Peachtree Street, 23rd Floor
Atlanta, GA 30308
Attention: [__________]

BB&T Capital Markets, a division of
   Scott & Stringfellow, Inc.
[_____________________]
Attention: [__________]

Davenport & Company LLC
[_____________________]
Attention: [___________]

Edward D. Jones & Co., L.P.
[_____________________]
Attention: [___________]

Janney Montgomery Scott LLC
[_____________________]
Attention: [___________]

                                                                       EXHIBIT C

                               PURCHASE AGREEMENT

                                                                 _________, 200_

Piedmont Natural Gas Company, Inc.
1915 Rexford Road
Charlotte, North Carolina 28211

Attention: Robert O. Pritchard, Treasurer

         The undersigned agrees to purchase the following principal amount of the Securities described in the Agency Agreement dated _________, 200_ (the "Agency Agreement"):

Principal Amount                    $________________
Interest Rate                       ___%
Maturity Date                       ____________
Discount                            __% of Principal Amount
Price to be paid to Issuer (in
immediately available funds)        $________________
Commission to Agent                 $________________
Settlement Date                     __________

         Except as otherwise expressly provided herein, all terms used herein which are defined in the Agency Agreement shall have the same meanings as in the Agency Agreement. The terms Agent and Agents, as used in the Agency Agreement, shall be deemed to refer only to the undersigned for purposes of this Agreement.

         This Agreement incorporates by reference all of the provisions of the Agency Agreement, (including any amendment entered into pursuant thereto by the Issuer and the undersigned Agent, to the extent applicable), except provisions of the Agency Agreement relating specifically to solicitation by the Agents, as Agents, and except that (i) the last sentence of Section 7(d) shall not be applicable; and (ii) the term "this Agreement", as used in Section 7(d) of the Agency Agreement, shall be deemed to refer to this Agreement (and not the Agency Agreement) except that in the fifth sentence such term shall be deemed to refer to the Agency Agreement. [Insert other appropriate changes.] You and we agree to perform, to the extent applicable, our respective duties and obligations specifically provided to be performed by each of us in the Procedures.

         Our obligation to purchase Securities hereunder is subject to the accuracy on the above Settlement Date of your representations and warranties contained in Section 2 of the Agency Agreement (it being understood that such representations and warranties shall be deemed to be made as of the date of this Purchase Agreement and references to the Registration Statements and Prospectus shall be deemed to relate to the Registration Statements and the Prospectus as amended at such Settlement Date specified above) and to your performance and observance of all covenants and agreements contained in Sections 4 and 6 thereof. Our obligation hereunder is also subject to the following conditions:

                  (a) the satisfaction, at such Settlement Date, of each of the conditions set forth in subsections (a) and (b) and (d) through (g) of Section 5 of the Agency Agreement (it being understood that each document so required to be delivered shall be dated such Settlement Date and that each such condition and the statements contained in each such document that relate to the Registration Statements or the Prospectus shall be deemed to relate to the Registration Statements or the Prospectus, as the case may be, as amended or supplemented as of the date hereof and at the time of settlement on such Settlement Date) and except that the opinion described in Section 5(d) shall be modified so as to state that the Securities being sold on such Settlement Date, when delivered against payment therefor as provided in the Indenture and this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject only to the exceptions as to enforcement set forth in clause (iii) of
         Section 5(d) of the Agency Agreement, and will conform to the description thereof contained in the Prospectus as amended or supplemented at such Settlement Date; and

                  (b) there shall not have occurred between the date hereof and the above Settlement Date (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Issuer or its subsidiaries which, in our judgment, materially impairs the investment quality of the Securities;
         (ii) any downgrading in the rating of the Securities of any other debt securities of the Issuer by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of the Securities or any other debt securities of the Issuer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Issuer on any exchange or in the over-the-counter market if, in our judgment, any such event or any condition giving rise thereto or existing concurrently therewith makes it impracticable or inadvisable to proceed with the solicitation of offers to purchase, or sales of, Securities on the terms and in the manner contemplated by the applicable Pricing Supplement and the Prospectus; (iv) any banking moratorium declared by Federal or New York authorities; (v) the occurrence of any material disruption in settlement or clearing services shall have occurred; or (vi) any outbreak or escalation of hostilities, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in our judgment, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Securities on the terms and in the manner contemplated applicable Pricing Supplement and the Prospectus.

         In further consideration of our agreement hereunder, you agree that between the date hereof and the above Settlement Date, you will not offer or sell, or enter into any agreement to sell, any debt securities of the Issuer in the United States, other than sales of Securities, borrowings under your revolving credit agreements and lines of credit, the private placement of securities and issuances of your commercial paper.

         [Insert appropriate provisions as agreed to between the parties hereto regarding responsibility for expenses.]

         If for any reason our purchase of the above Securities is not consummated, the respective obligations of you and the undersigned pursuant to
Section 7 shall remain in effect.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such executed counterparts shall together constitute one and the same Agreement.

                                [INSERT NAME OF PURCHASER]

                                By: _________________________________________
                                    Name:
                                    Title:

CONFIRMED AND ACCEPTED, as of
the date first above written:

PIEDMONT NATURAL GAS COMPANY, INC.

By: ____________________________________
    Name:
    Title: